UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2024

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40761	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BTCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 25, 2024, Biotricity Inc. (the “Company”) entered into a security purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the issuance and sale, in a private placement offering (the “Private Placement”), of 110 shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), at a purchase price of $9,090.91 per share of Series B Convertible Preferred Stock, for gross proceeds of $1,000,000. At any time prior to the 30th calendar day following the initial closing date (the “First Closing”), the Company has the right to require the Investor to consummate a second closing (the “Second Closing”) to purchase an additional 110 shares of the Company’s Series B Preferred Stock at a purchase price of $9,090.91 per share for gross proceeds of $1,000,000. The First Closing of the sale of the initial 110 shares of Series B Preferred Stock was effected on March 25, 2024. Pursuant to the Purchase Agreement, the Company has also agreed to seek the approval of the Company’s stockholders that may be required upon conversion of the Series B Preferred Stock (the “Stockholder Approval”), if required by the applicable rules and regulations of Nasdaq Capital Market. The Company has agreed to hold an annual or special meeting of stockholders for the purpose of obtaining Stockholder Approval as soon as practicable, but in no event later than 75 days following the date on which two conversions of Series B Preferred Stock by the Investor would require approval of the Company’s stockholder, and to hold a meeting every three (3) months thereafter for the purpose of obtaining Stockholder Approval if the proposal is not approved at the first meeting until Stockholder Approval is obtained.

The Company also has entered into a Registration Rights Agreement, dated March 25, 2024, with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to: (i) within forty-five (45) days after the date of the Purchase Agreement, with respect to the shares issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”) that may, from time to time, be issued or become issuable to the Investor with respect to the shares Series B Preferred Stock under the Purchase Agreement on the First Closing, and (ii) within ten (10) days after the Second Closing Date with respect to the Conversion Shares that may, from time to time, be issued or become issuable to the Investor with respect to the shares of Series B Preferred Stock under the Purchase Agreement on the Second Closing, file with the SEC an initial registration statement (the “Registration Statement”) covering the maximum number of Registrable Securities (as such term is defined in the Registration Rights Agreement), to have the Registration Statement declared effective within 30 calendar days of filing of the Registration Statement (or 90 calendar days if the Registration Statement is subject to a full review). In the event of the failure to comply with deadlines to file the Registration Statement or to have such Registration Statement declared effective, the Company is obligated in each event to issue to the Investor 100,000 shares of common stock.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are each incorporated herein by reference.

Series B Preferred Stock

Pursuant to the certificate of designations of Series B Convertible Preferred Stock (the “Certificate of Designations”) filed with the Nevada Secretary of State, 600 shares of the Company’s shares of preferred stock have been designated as Series B Convertible Preferred Stock. Each share of Series B Preferred Stock has a stated value of $10,000 per share (the “Stated Value”).

The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the holders of the majority of the outstanding shares of Series B Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

Holders of Series B Preferred Stock will be entitled to receive cumulative dividends (“Dividends”), in shares of the Company’s common stock or cash on the stated value at an annual rate of 8% (which will increase to 15% if a Triggering Event (as defined in the Certificate of Designations)) occurs. Dividends will be payable upon conversion of the Series B Preferred Stock, upon any redemption, or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock will be entitled to convert shares of Series B Preferred Stock into a number of shares of common stock determined by dividing the Stated Value (plus any accrued but unpaid dividends and other amounts due) by the conversion price. The initial conversion price is $3.50, subject to adjustment in the event of a subdivision or combination of the Company’s common stock, the Company’s issuance or sale or securities that are convertible or exchangeable into shares of common stock at a price which varies or may vary with the market price of the common stock, or the Company issues or sells common stock at a price lower than the then-effective conversion price. Holders may not convert the Series B Preferred Stock to common stock to the extent such conversion would cause such holder’s beneficial ownership of common stock to exceed 4.99% (or, at the option of the Investor 9.99%) of the outstanding common stock. In addition, the Company will not issue shares of common stock upon conversion of the Series B Preferred Stock in an amount exceeding 19.9% of the outstanding common stock as of the initial date issuance of Series B Preferred Stock (the “Initial Issuance Date”) unless the Company receives shareholder approval for such issuances. Based on the foregoing, the maximum number of shares of common stock issuable upon conversion of the Series B Preferred Stock to be issued pursuant to the Purchase Agreement, assuming the option to purchase the additional 110 shares of Series B Preferred Stock is exercised, is 1,142,342 shares, after taking into account the shares of common stock issued upon conversion of 40 of the 220 shares of Series B Preferred Stock issued in September 2023.

Holders may elect to convert shares of Series B Preferred Stock to common stock at an alternate conversion price (the “Alternate Conversion Price”) equal to 80% (or 70% if the Company’s common stock is suspended from trading on or delisted from a principal trading market or if the Company has effected a reverse split of the common stock) of the lowest daily volume weighed average price of the common stock during the Alternate Conversion Measuring Period (as defined in the Certificate of Designations). In the event the Company receives a conversion notice that elects an alternate conversion price, the Company may, at its option, elect to satisfy its obligation under such conversion with payment in cash in an amount equal to 110% of the conversion amount.

The Series B Preferred Stock will automatically convert to common stock upon the 24-month anniversary of the Initial Issuance Date of the Series B Preferred Stock.

At any time after the earlier of a holder’s receipt of a Triggering Event notice and such holder becoming aware of a Triggering Event and ending on the 20th trading day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event notice, such holder may require the Company to redeem such holder’s shares of Series B Preferred Stock. Upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations), the Company will be required to immediately redeem all of the outstanding shares of Series B Preferred Stock. The Company will have the right at any time to redeem all or any portion of the Series B Preferred Stock then outstanding at a price equal to 110% of the Stated Value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series B Preferred Stock will have the right to vote on an as-converted basis with the common stock (which shall not be calculated at the Alternate Conversion Price), subject to the beneficial ownership limitation set forth in the Certificate of Designations.

The foregoing summary of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations for the Series B Preferred Stock, which is incorporated herein by reference.

Voting Agreement

In connection with the Purchase Agreement, the Company and certain of the Company’s stockholders entered into a voting agreement, agreeing to vote their shares of the Company that are entitled to vote at a meeting of the Company’s stockholders, or to sign an action by written consent of the Company’s stockholders, in favor of Stockholder Approval and against any proposal or other corporate action that would result in a breach of the Purchase Agreement and any transaction document entered in connection therewith.

The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investor in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investor represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations filed with the Secretary of State on September 19, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-40761) filed with the SEC on September 20, 2023)
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Voting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2024

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer